As filed with the Securities and Exchange Commission on August 13, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             SLM HOLDING CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                                         52-2013874
  ---------------------------------                      ----------------------
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)


        11600 Sallie Mae Drive
           Reston, Virginia                                       21093
----------------------------------------                       ----------
(Address of Principal Executive Offices)                       (Zip Code)


                   Sallie Mae Employees' Thrift & Savings Plan
                   -------------------------------------------
                            (Full Title of the Plans)


                             MARIANNE M. KELER, ESQ.
                                 General Counsel
                             SLM Holding Corporation
                             11600 Sallie Mae Drive
                             Reston, Virginia 21093
                     ---------------------------------------
                     (Name and Address of Agent for Service)


                                 (703) 810-3000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                              ---------------------

                                   Copies to:
                             RONALD O. MUELLER, ESQ.
                           Gibson, Dunn & Crutcher LLP
                    1050 Connecticut Avenue, N.W., Suite 900
                             Washington, D.C. 20036
                                 (202) 955-8500


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
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                                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                              Proposed             Proposed Maximum
     Title of Securities            Amount to be         Maximum Offering         Aggregate Offering         Amount of
      to be registered              Registered(1)         Price Per Share               Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.20 par
value per share                       250,000                 $140.625                $35,156,250         $10,653.41(2)
-----------------------------------------------------------------------------------------------------------------------------
(1)   Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), also registers an indeterminant number of plan interests.
(2)   Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock
      Exchange on August 11, 1997, which was $140.625.

=============================================================================================================================

                                     PART I

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) the Registrant's Registration Statement on Form S-4 (File No. 333-21217) as filed with the Commission on July 25, 1997, as amended, which includes the balance sheet of the Registrant dated February 3, 1997 and the consolidated financial statements of the Student Loan Marketing Association for the year ended December 31, 1996;

(2) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, filed on May 27, 1997; and the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997, filed on August 6, 1997; and

(3) the description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated August 7, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                  Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Article VIII of the Registrant's By-Laws provides for indemnification of the officers and directors of SLM Holding Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

                  The directors and officers of the Registrant and its subsidiaries will be covered by a policy of insurance under which they will be insured, within the limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5        IRS Determination Letter.

         23.1     Consent of Independent Auditors.

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 13th day of August, 1997.

                                              SLM HOLDING CORPORATION

                                              By:  /s/ Albert L. Lord
                                                   -----------------------------
                                                       ALBERT L. LORD
                                                       Chief Executive Officer


                  Each person whose signature appears below constitutes and appoints Marianne M. Keler and Ronald O. Mueller, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the acquirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the their capacities and on the dates indicated.

         Signature                              Title                            Date
         ---------                              -----                            ----

      /s/ Albert L. Lord               Chief Executive Officer                August 13, 1997
      -----------------------        (Principal Executive Officer)
      ALBERT L. LORD


      /s/ Mark G. Overend              Chief Financial Officer                August 13, 1997
      -----------------------         (Principal Financial and
      MARK G. OVEREND                    Accounting Officer)


      /s/ Edward A. Fox                     Chairman of the                   August 13, 1997
      -----------------------             Board of Directors
      EDWARD A. FOX



      /s/ James E. Brandon                     Director                       August 13, 1997
      -----------------------
      JAMES E. BRANDON


      /s/ Charles L. Daley                     Director                       August 13, 1997
      -----------------------
      CHARLES L. DALEY


      /s/ Thomas J. Fitzpatrick                Director                       August 13, 1997
      -------------------------
      THOMAS J. FITZPATRICK


      /s/ Diane S. Gilleland                   Director                       August 13, 1997
      -----------------------
      DIANE S. GILLELAND


      /s/ Ann Torre Grant                      Director                       August 13, 1997
      -----------------------
      ANN TORRE GRANT


      /s/ Ronald F. Hunt                       Director                       August 13, 1997
      -----------------------
      RONALD F. HUNT


      /s/ Benjamin J. Lambert III              Director                       August 13, 1997
      ---------------------------
      BENJAMIN J. LAMBERT III


      /s/ Marie V. McDemmond                   Director                       August 13, 1997
      -----------------------
      MARIE V. MCDEMMOND


      /s/ Barry A. Munitz                      Director                       August 13, 1997
      -----------------------
      BARRY A. MUNITZ


      /s/ A. Alexander Porter                  Director                       August 13, 1997
      -----------------------
      A. ALEXANDER PORTER


      /s/ Wolfgang Schoellkopf                 Director                       August 13, 1997
      -----------------------
      WOLFGANG SCHOELLKOPF

      /s/ Steven L. Shapiro                    Director                       August 13, 1997
      -----------------------
      STEVEN L. SHAPIRO


      /s/ Randolph H. Waterfield               Director                       August 13, 1997
      --------------------------
      RANDOLPH H. WATERFIELD

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



                  Pursuant to the requirements of the Securities Act of 1933, the trustee of the Sallie Mae Employees' Thrift & Savings Plan has duly executed this Registration Statement on Form S-8, in the District of Columbia on August 13, 1997.


                                      By:  /s/ Mark G. Overend
                                           -------------------
                                      Name:    Mark G. Overend
                                      Title:   Trustee

                                  EXHIBIT INDEX



Exhibit            Description                                                      Sequentially Numbered Page
-------            -----------                                                      --------------------------
5                  IRS Determination Letter                                                    ___

23.1               Consent of Independent Auditors                                             ___

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